UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2013

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices) (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On February 20, 2013, Select Medical Corporation (“Select”), Select Medical Holdings Corporation (“Holdings”) and the subsidiaries of Select named therein entered into an Additional Credit Extension Amendment (the “Extension Amendment”) to Select’s senior secured credit facility with a group of lenders and JPMorgan Chase Bank, N.A. as administrative agent.  Pursuant to the terms and conditions of the Extension Amendment, the lenders will extend Series B Tranche B Term Loans in the aggregate principal amount of $300,000,000 to Select.  Borrowings under the Series B Tranche B Term Loan will bear interest at a rate equal to Adjusted LIBO plus 3.25%, or Alternate Base Rate plus 2.25%. The Series B Tranche B Term Loan amortizes in equal quarterly installments on the last day of each March, June, September and December in aggregate annual amounts equal to $3.0 million. The balance of the Series B Tranche B Term Loan will be payable on February 20, 2016.

“Adjusted LIBO” is defined as, with respect to any interest period, the London interbank offered rate for such interest period, adjusted for any applicable statutory reserve requirements.

“Alternate Base Rate” is defined as the highest of (a) the administrative agent’s Prime Rate, (b) the Federal Funds Effective Rate plus 1/2 of 1.00% and (c) the Adjusted LIBO from time to time for an interest period of one month, plus 1.00%.

Select will use the proceeds of the Series B Tranche B Term Loans (other than amounts used for fees and expenses and general corporate purposes) to redeem all of its outstanding 7 5/8% senior subordinated notes due 2015, to finance Holdings redemption of all of Holdings’ senior floating rate notes due 2015 and to reduce a portion of the balance outstanding under its revolving credit facility.  On February 20, 2013, Select and Holdings each instructed U.S. Bank Trust National Association, as trustee, to deliver an irrevocable notice of redemption to the holders of all of Select’s outstanding 7 5/8% senior subordinated notes due 2015 and all of Holdings’ outstanding senior floating rate notes due 2015, respectively, all of which will be redeemed at 100% of the principal amount plus any accrued and unpaid interest to the redemption date on or about March 22, 2013.  As of the date hereof, there are $70.0 million aggregate principal amount of Select’s 7 5/8% senior subordinated notes due 2015 outstanding and $167.3 million aggregate principal amount of Holdings’ senior floating rate notes due 2015 outstanding.

In connection with the Extension Amendment, Select and Holdings entered into Amendment No. 3 (“Amendment No. 3”) to Select’s senior secured credit facility with JPMorgan Chase Bank, N.A., as administrative agent, on February 15, 2013.  Amendment No. 3 allows for, among other things, the extension of the Series B Tranche B Term Loans.

The foregoing descriptions of the Extension Amendment and Amendment No. 3 do not purport to be complete and are qualified in their entirety by reference to the Extension Amendment and Amendment No. 3, respectively. Copies of the Extension Amendment and Amendment No. 3 are attached to this report as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed by this Item 2.03 is set forth above in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Additional Credit Extension Amendment, dated as of February 20, 2013, among Select Medical Holdings Corporation, Select Medical Corporation, the subsidiaries of Select Medical Corporation named therein and the financial institutions party thereto.

10.2	Amendment No. 3, dated as of February 15, 2013, among Select Medical Holdings Corporation, Select Medical Corporation and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Date: February 20, 2013	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Additional Credit Extension Amendment, dated as of February 20, 2013, among Select Medical Holdings Corporation, Select Medical Corporation, the subsidiaries of Select Medical Corporation named therein and the financial institutions party thereto.

10.2	Amendment No. 3, dated as of February 15, 2013, among Select Medical Holdings Corporation, Select Medical Corporation and JPMorgan Chase Bank, N.A.